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EXHIBIT 14.2


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference into the Registration Statement on Form S-8 dated October 21, 2002, of Pacific Rim Mining Corp. (the "Company"), of our report dated May 16, 2003, relating to the consolidated financial statements of the Company which appear in the Annual Report on Form 20-F filed for the fiscal year ended April 30, 2003.




STALEY, OKADA & PARTNERS

Chartered Accountants

"STALEY, OKADA & PARTNERS"

Surrey, British Columbia, Canada

August 27, 2003